Exhibit 99.1

Switch to be Taken Private by DigitalBridge Investment Management and IFM

in $11 Billion Transaction

Switch Common Stockholders to Receive $34.25 Per Share in Cash

Transaction Partners Switch with Preeminent Infrastructure Investment Consortium to Accelerate Company’s Long-Term Vision for Growth

Switch’s 100% Renewably Powered Platform Aligns with Vision to Build a Sustainable Future for Digital Infrastructure

LAS VEGAS, May 11, 2022 – Switch, Inc. (NYSE: SWCH) (“Switch”) today announced it has entered into a definitive agreement with DigitalBridge Group, Inc. (NYSE: DBRG) (“DigitalBridge”), under which DigitalBridge Partners II, the value-added digital infrastructure equity strategy of the investment management platform of DigitalBridge, and an affiliate of global infrastructure investor IFM Investors (“IFM”) will acquire all outstanding common shares of Switch for $34.25 per share in an all-cash transaction valued at approximately $11 billion, including the assumption of debt.

“Today’s announcement is an important step towards our long-term vision for the growth and evolution of our company. Through this partnership we will be ideally positioned to continue to meet strong customer demand for Switch’s environmentally sustainable Tier 5 data center infrastructure,” said Switch Founder and CEO, Rob Roy. “Following our expansion into a Fifth Prime campus last year, and with our plan to construct more than 11 million additional square feet of capacity through 2030, Switch’s strategic position has never been stronger. The combination of our advanced data center infrastructure, significant expansion capacity in our land bank, and a new partnership with experienced digital infrastructure investors lays a strong foundation for Switch’s continued industry leading growth.”

“This transaction provides significant and immediate value to our stockholders, and is a reflection of Switch’s industry leading performance and differentiated technology,” said Thomas Morton, President of Switch. “Through this transaction, we will remain at the forefront of growth and innovation within the data center industry. Following a robust evaluation of market dynamics and strategic review process by the company and its Board of Directors, we strongly believe that this is the optimal path forward for Switch and our shareholders.”

Marc Ganzi, Chief Executive Officer of DigitalBridge, said, “At DigitalBridge, we are building the world’s leading global digital infrastructure investment platform, and this transaction allows us to partner with one of the industry’s fastest growing and highest quality data center portfolios. Rob and his team share our vision for the future of communications infrastructure, making us the ideal partner to scale their business both domestically and internationally to meet the exponentially rising demand from large enterprise customers looking for mission critical digital infrastructure. We are also pleased to partner with IFM Investors, one of the world’s leading institutional infrastructure investors, to execute this compelling transaction.”

“We have a proven track record of accelerating companies’ time-to-scale by leveraging our deep domain expertise and access to capital,” said Jon Mauck, Senior Managing Director of DigitalBridge Investment Management. “We look forward to supporting Switch’s continued growth with the creative solutions and operational expertise necessary to scale these leading assets going forward. This fast-growing and renewables-powered business is a highly complementary fit within our expanding IM business and broader strategic priorities.”

Kyle Mangini, Global Head of Infrastructure at IFM, said, “IFM is excited to partner with DigitalBridge and Switch on this transaction. We consider Switch to be an excellent digital infrastructure business with strong potential. The company is a recognized industry leader with an impressive approach to ESG. Today’s announcement reflects IFM’s strategy of investing in high quality infrastructure to protect and grow the long-term retirement savings of working people.”

Transaction Approvals and Timing

The transaction, which was unanimously approved by a special committee of the Switch Board of Directors, is expected to close in the second half of 2022. The transaction is subject to approval by Switch stockholders and the satisfaction of other customary closing conditions. Upon completion of the transaction, Switch will no longer be traded or listed on any public securities exchange.

Advisors

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC acted as financial advisors to the Special Committee of the Board of Directors of Switch, and Latham & Watkins LLP acted as its legal counsel. RBC Capital Markets, LLC served as lead financial advisor and TD Securities served as co-advisor to DigitalBridge and IFM, and Simpson Thacher & Bartlett LLP acted as their legal counsel. Debt financing for the transaction was led by TD Securities along with Joint Lead Arrangers and Joint Lead Bookrunners Societe Generale, RBC Capital Markets, and Citizens Bank, N.A.

First Quarter 2022 Earnings Call

As a result of this transaction announcement, Switch has cancelled its first quarter 2022 earnings call, previously scheduled for Wednesday, May 11th at 8:30 am Eastern Time. Switch’s first quarter 2022 earnings press release and investor presentation are available on its investor relations website at investors.switch.com.

About Switch

Switch, Inc. (NYSE: SWCH), is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 700 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

About DigitalBridge

DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $47 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, and Singapore. For more information, visit: www.digitalbridge.com.

About IFM Investors

IFM Investors is a global investment management firm and one of the largest infrastructure investors in the world. Established more than 25 years ago with the aim to protect and grow the long-term retirement savings of working people, IFM is owned by a group of Australian pension funds and manages approximately US$136 billion as of March 31st 2022. For more information, visit www.ifminvestors.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding the consummation of the transaction described above, future development and data center campus capacity. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in our most recent Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investor Relations section of our website at investors.switch.com and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Switch or the expected benefits of the proposed merger or that the approval of Switch’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the ability of the buyer to obtain debt financing in connection with the proposed merger; (iv) the possibility that competing offers or acquisition proposals for Switch will be made; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Switch to pay a termination fee or other expenses; and (vii) the effect of the announcement or pendency of the merger on Switch’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally.

Additional Information

This report may be deemed solicitation material in respect of the proposed acquisition of Switch. A special shareholder meeting will be announced soon to obtain shareholder approval in connection with the proposed merger between the Company and Parent. Switch expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. Investors of Switch are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Switch and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at https://www.switch.com.

Participants in the Solicitation

Switch and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Switch’s shareholders in connection with the proposed merger will be set forth in Switch’s definitive proxy statement for its special shareholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Switch Investor Contact:

Matthew Heinz, CFA

VP of Investor Relations

(702) 479-3993

investorrelations@switch.com

DigitalBridge Public Investors:

Severin White

Managing Director, Head of Public Investor Relations

(212) 547-2777

severin.white@digitalbridge.com

DigitalBridge Media:

Jon Keehner / Aura Reinhard / Jack Kelleher

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

DBRG-jf@joelefrank.com

IFM:

Gian-Carlo Peressutti

Director, Public Affairs

IFM Investors

(203) 733 7806

gian-carlo.peressutti@ifminvestors.com